Exhibit 99 PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 SAFE HARBOR COMPLIANCE STATEMENT FOR FORWARD-LOOKING STATEMENTS

     In passing the Private Securities Litigation Reform Act of 1995 (the "Reform Act"), 15 U.S.C.A. Sections 77z 2 and 78u 5 (Supp. 1996), Congress encouraged public companies to make "forward-looking statements" by creating a safe harbor to protect companies from securities law liability in connection with forward-looking statements. Acadia Group, Inc. ("Acadia" or the "Company") intends to qualify both its written and oral forward-looking statements for protection under the Reform Act and any other similar safe harbor provisions. "Forward-looking statements" are defined by the Reform Act. Generally, forward-looking statements include expressed expectations of future events and the assumptions on which the expressed expectations are

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based.  All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. Due to those uncertainties and risks, the investment community is urged not to place undue reliance on written or oral forward-looking statements of Acadia. The Company undertakes no obligation to update or revise this Safe Harbor Compliance Statement for Forward-Looking statements (the "Safe Harbor Statement") to reflect future developments. In addition, Acadia undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time. Acadia provides the following risk factor disclosure in connection with its continuing effort to qualify its written and oral forward-looking statements for the safe harbor protection of the Reform Act and any other similar safe harbor provisions. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the disclosures contained in the Quarterly Report on Form 10-QSB to which this statement is appended as an exhibit and also include the following:

SUBSTANTIAL LEVERAGE; ABILITY TO SERVICE DEBT

     Acadia has substantial indebtedness and, as a result, significant debt service obligations. Acadia's ability to make payments on its debt obligations will depend on its future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond Acadia's control. If Acadia is unable to service its indebtedness, it will be required to adopt alternative strategies, which may include actions such as reducing or delaying capital expenditures, selling assets, restructuring or refinancing its indebtedness or seeking additional equity capital. There can be no assurance that any of these strategies could be affected on satisfactory terms. The degree to which the Company is leveraged could have important consequences, including: (i) the Company's ability to obtain additional financing in the future for working capit al, capital expenditures, acquisitions or other general corporate purposes may be impaired; (ii) a substantial portion of the Company's cash flow from operations may be dedicated to the payment of principal and interest on its indebtedness, thereby reducing the funds available to the Company for its operations; (iii) the Company's existing indebtedness contains, and future financings are expected to contain, financial and other restrictive covenants, including without limitation those restricting the incurrence of additional indebtedness, the creation of liens, the payment of dividends, sale of assets, capital expenditures, and prepayment of indebtedness and those requiring maintenance of minimum net worth, minimum EBITDA and minimum interest coverage and limiting leverage; (iv) certain of the Company's borrowings are and will continue to be at variable rates of interest which expose the Company to the risk of increases in interest rates; and (v) the Company may be more leveraged than certain of its competitors, which may place the Company at a relative competitive disadvantage and make the Company more vulnerable to changes in its industry and changing economic conditions. As a result of the Company's level of indebtedness, its financial capacity to respond to market conditions, extraordinary capital needs and other factors may be limited.

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ACADIA HAS SIGNIFICANTLY CHANGED ITS BUSINESS MODEL

     In late 1999, Acadia formed an Internet subsidiary WorldLecture.com and transferred its business management services operation to another wholly-owned subsidiary, Acadia National Health Systems, Inc. Acadia implemented its change in corporate structure to reposition Acadia as an incubator for entrepreneurs and start-up companies. Due to these recent significant changes, Acadia is subject to the risk that Acadia will fail to implement its business model and strategy. This risk is heightened because Acadia's WorldLecture.com subsidiary is operating in the new and rapidly evolving e-commerce market. Acadia's historical results of operations do not reflect our e-commerce offerings. Consequently, Acadia's historical operating results and pro forma financial information may not be an accurate indication of how Acadia will perform in the future.

LITIGATION AND GOVERNMENT INVESTIGATIONS

     Numerous federal and state civil and criminal laws govern medical billing activities. In general, these laws provide for various fines, penalties, multiple damages, assessments and sanctions for violations, including possible exclusion from Medicare, Medicaid and certain other federal and state healthcare programs. The Company and its clients from time to time anticipate that they will receive in the future, official inquiries (including subpoenas, search warrants, as well as informal requests) concerning particular billing practices related to the Company and its many clients.

EVOLVING INDUSTRY STANDARDS; RAPID TECHNOLOGICAL CHANGES

     The market for the purchase of products and services over the Internet is a new and emerging market. As an Internet commerce business, Acadia's future revenues and profits are substantially dependent upon the widespread acceptance and use of the Internet and other online services as a medium for commerce by consumers and sellers. If acceptance and growth of Internet use does not occur, Acadia's business and financial performance will suffer.
Rapid growth in the use of and interest in the Internet and other online services is a recent phenomenon. This growth may not continue. A sufficiently broad base of consumers may not adopt or continue to use, the Internet as a medium of commerce. Demand for and market acceptance of recently introduced products and services over the Internet are subject to a high level of uncertainty, and there are few proven products and services. For Acadia's WorldLecture.com to grow, professionals who historically satisfied their continuing education requirements through traditional means, such as attending classroom lectures or conferences, must embrace the delivery of such services via the Internet.

     The Internet has experienced, and is expected to continue to experience, significant growth in the number of users and amount of traffic. Acadia's success will depend upon the development and maintenance of the Internet's infrastructure to cope with this increased traffic. This will require a reliable network backbone with the necessary speed, data capacity and security, and the timely development of complementary products, such as high-speed modems, for providing reliable Internet access and services. The Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure and could face such outages and delays in the future. Outages and delays are likely to affect the level of Internet usage generally, as well as our ability to provide services to Acadia's WorldLecture.com and Acadia National Health Systems' customers. In addition, the Internet could lose its viability due to delays in the

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development or adoption of new standards to handle increased levels of activity or due to increased government regulation. The adoption of new standards or government regulation may, however, require Acadia to incur substantial compliance costs.

     The success of Acadia's subsidiary, Acadia National Health Systems, Inc. will depend in part upon Acadia National Health Systems' continued ability to enhance its existing products and services, to introduce new products and services quickly and cost effectively to meet evolving customer needs, to achieve market acceptance for new product and service offerings and to respond to emerging industry standards and other technological changes. There can be no assurance that Acadia, through Acadia National Health Systems, Inc. will be able to respond effectively to technological changes or new industry standards. Moreover, there can be no assurance that competitors of Acadia will not develop competitive products, or that any such competitive products will not have an adverse effect upon Acadia's operating results. Acadia National Health Systems, Inc. intends further to refine, enhance and develop certain of its existing software and billing systems and to change all of the its billing and accounts receivable management services operations over to its most proven software systems and technology to reduce the number of systems and technologies that must be maintained and supported. Moreover, management intends to continue to implement "best practices" and other established
process improvements in its operations going forward.   There can be no
assurance that Acadia National Health Systems will be successful in refining, enhancing and developing its software and billing systems going forward, that the costs associated with refining, enhancing and developing such software and systems will not increase significantly in future periods, that Acadia National Health Systems will be able successfully to migrate Acadia National Health Systems' billing and accounts receivable management services operations to its most proven software systems and technology or that its existing software and technology will not become obsolete as a result of ongoing technological developments in the marketplace.

YEAR 2000

     It is possible that the Company's currently installed computer systems, software products or other business systems, or those of the Company's customers, vendors or resellers, working either alone or in conjunction with other software or systems, will not accept input of, store, manipulate and output dates for the year 2000 or thereafter without error or interruption (commonly known as the "Year 2000" problem). The Company has conducted a review of its business systems, including its computer systems, and is querying its customers, vendors and resellers as to their progress in identifying and addressing problems that their computer systems may face in correctly interrelating and processing date information which includes usage of the year 2000. Through its review, the Company has identified a number of older legacy systems that will be abandoned in favor of a limited number of more efficient processing systems, rather than make all the systems Year 2000 compatible. Customers, vendors and resellers have been identified and requests for information distributed regarding the Year 2000 readiness of such parties. The estimated cost of the Company's Year 2000 efforts was $25,000 to $30,000 over 1998 and 1999, the majority of which represents redirection of internal resources. However, there can be no assurance that the Company will identify all such Year 2000 problems in its computer systems or those of its customers, vendors or resellers in advance of their occurrence or that the Company will be able to successfully remedy any problems that are discovered. The expenses of the Company's efforts to identify and address such problems, or the expenses or liabilities to which the Company may become subject as a result of such problems, could have a material adverse effect on the Company's business, financial condition and results of operations. The revenue stream

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and financial stability of existing customers may be adversely impacted by
Year 2000 problems, which could cause fluctuations in the Company's revenue. In addition, failure of the Company to identify and remedy Year 2000 problems could put the Company at a competitive disadvantage relative to companies that have corrected such problems.


COMPETITION; INDUSTRY AND MARKET CHANGES

     The business of providing billing and management services to physicians and hospitals is highly competitive. Acadia competes with certain national and regional physician and hospital reimbursement organizations and billing businesses (including local independent operating companies), certain national information and data processing organizations and certain physician groups and hospitals that provide their own business management services. Potential industry and market changes that could adversely affect the billing aspects of Acadia's business include (i) a significant increase in managed care providers relative to conventional fee for service providers, potentially resulting in substantial changes in the medical reimbursement process, or the Company's failure to respond to such changes and (ii) new alliances between healthcare providers and third party payors in which healthcare providers are employed by such third party payors. The business of providing application software, information technology and consulting services is also highly competitive and Acadia faces competition from certain national and regional companies in connection with its technology operations. Certain of Acadia's competitors have longer operating histories and greater financial, technical and marketing resources than Acadia. There can be no assurance that competition from current or future competitors will not have a material adverse effect upon Acadia. The Company's business is affected by, among other things, trends in the U.S. healthcare industry. As healthcare expenditures have grown as a percentage of the U.S. Gross National Product, public and private healthcare cost containment measures have applied pressure to the margins of healthcare providers. Historically, some healthcare payors have paid the prices established by providers while other healthcare payors, notably government agencies and managed care companies, have paid less than established prices (in many cases less than the average cost of providing the services). As a consequence, prices charged to healthcare payors willing to pay established prices have increased in order to recover the cost of services purchased by government agencies and others but not paid for by them (i.e., "cost shifting"). The increasing complexity in the reimbursement system and assumption of greater payment responsibility by individuals have caused healthcare providers to experience increased accounts receivable and bad debt levels and higher business office costs. Healthcare providers historically have addressed these pressures on profitability by increasing their prices, by relying on demographic changes to support increases in the volume and intensity of medical procedures and by cost shifting. Notwithstanding the providers' responses to these pressures, management believes that the revenue growth rate experienced by certain of the Company's clients continues to be adversely affected by increased managed care and other industry factors affecting healthcare providers in the United States. At the same time, the process of submitting healthcare claims for reimbursement to third party payors in accordance with applicable industry and regulatory standards continues to grow in complexity and to become more costly. Management believes that these trends have adversely affected and could continue to adversely affect the revenues and profit margins of the Company's operations.

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GOVERNMENTAL INVESTIGATORY RESOURCES AND HEALTHCARE REFORM

     The federal government in recent years has placed increased scrutiny on the billing practices of healthcare providers and related entities, and particularly on possibly fraudulent billing practices. This heightened scrutiny has resulted in a number of high profile civil and criminal investigations, lawsuits and settlements. In 1996, Congress enacted the Health Insurance Portability and Accounting Act of 1996, Pub. L. No. 104 191, 1996 U.S.C.C.A.N. (110 Sat. 1936) (codified in scattered sections of the United States Code, including 18, 26, 29 and 42 U.S.C.), which includes an expansion of provisions relating to fraud and abuse, creates additional criminal offenses relating to healthcare benefit programs, provides for forfeitures and asset freezing orders in connection with such healthcare offenses and contains provisions for instituting greater coordination of federal, state and local enforcement agency resources and actions. In recent years, the focus of healthcare legislation has been on budgetary and related funding mechanism issues. Both the Congress and the Clinton Administration have made proposals to reduce the rate of increase in projected Medicare and Medicaid expenditures and to change funding mechanisms and other aspects of both programs. In late 1995, Congress passed legislation that would substantially reduce projected expenditure increases and would make significant changes in the Medicare and Medicaid programs. Acadia cannot predict the effect of pending legislation, if adopted, on its operations. A number of states in which Acadia has operations either have adopted or are considering the adoption of healthcare reform proposals at the state level. Acadia cannot predict the effect of proposed state healthcare reform laws on its operations. Additionally, certain reforms are occurring in the healthcare market, including certain employer initiatives such as creating purchasing cooperatives and contracting for healthcare services for employees through managed care companies (including health maintenance organizations), and certain provider initiatives such as risk sharing among healthcare providers and managed care companies through capitated contracts and integration among hospitals and physicians into comprehensive delivery systems. Consolidation of management and billing services through integrated delivery systems may result in a decrease demand for Acadia National Health Systems' billing services for particular physician practices.


EXISTING GOVERNMENT REGULATION

     Existing government regulation can adversely affect the business of Acadia's subsidy through, among other things, its potential to reduce the amount of reimbursement received by Acadia National Health Systems' clients for healthcare services. Acadia's medical billing activities are also governed by numerous federal and state civil and criminal laws. In general, these laws provide for various fines, penalties, multiple damages, assessments and sanctions for violations, including possible exclusion from Medicare, Medicaid and certain other federal and state healthcare programs. Submission of claims for services or procedures that are not provided as claimed, or which otherwise violate the regulations, may lead to civil monetary penalties, criminal fines, imprisonment and/or exclusion from participation in Medicare, Medicaid and other federally funded healthcare programs. Specifically, the Federal False Claims Act allows a private person to bring suit alleging false or fraudulent Medicare or Medicaid claims or other violations of the statute and for such person to share in any amounts paid to the government in damages and civil penalties. Successful plaintiffs can receive up to 25-30% of the total recovery from the defendant. Such qui tam actions or "whistle blower" lawsuits have increased significantly in recent years and have increased the risk that a company engaged in the healthcare industry, such as Acadia and

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many of its customers, may become the subject of a federal or state investigation, may ultimately be required to defend a false claims action, may be subjected to government investigation and possible criminal fines, may be sued by private payors and may be excluded from Medicare, Medicaid and/or other federally funded healthcare programs as a result of such an action.
Some state laws also provide for false claims actions, including actions initiated by a qui tam plaintiff. Any such proceeding or investigation could have a material adverse effect upon the Company. There can be no assurance that current or future government regulations or healthcare reform measures will not have a material adverse effect upon Acadia's business.

VOLATILITY OF STOCK PRICE

     Acadia believes factors such as the Company's liquidity and financial resources, the general volatility of Internet-related stocks, healthcare reform measures and quarter-to-quarter and year-to-year variations in financial results could cause the market price of Acadia common stock to fluctuate substantially. Any adverse announcement with respect to such matters or any shortfall in revenue or earnings from levels expected by management could have an immediate and material adverse effect on the trading price of Acadia common stock in any given period. As a result, the market for Acadia common stock may experience material adverse price and volume fluctuations and an investment in the Company's common stock is not suitable for any investor who is unwilling to assume the risk associated with any such price and volume fluctuations.